EXHIBIT 99.2

FOR:     ARTRA GROUP INCORPORATED
         500 CENTRAL AVENUE                          FOR IMMEDIATE RELEASE
         NORTHFIELD, ILLINOIS 60093
         Contact:  Mr. Robert S. Gruber, Vice President (212) 628-2554




                            ARTRA GROUP INCORPORATED
                           COMPLETES SALE OF BAGCRAFT



         Northfield, Ill., November 23, 1998 ----- ARTRA GROUP Incorporated (NYSE:ATA) announced today that it had completed the sale of its wholly-owned Bagcraft Corporation of America subsidiary to a new unit of IVEX Packaging Corporation (NYSE:IXX) for approximately $89 million in cash.

         ARTRA will use a portion of the proceeds from the sale to retire Bagcraft senior debt and certain liabilities. Regarding the remainder of these cash proceeds, ARTRA is currently reviewing several acquisition candidates.

         Bagcraft is a producer of sandwich wraps, window bags, microwave popcorn bags and waxed bags with manufacturing facilities in Chicago, Illinois and Baxter Springs, Kansas.

         ARTRA also owns approximately 10% of the common shares of COMFORCE Corporation (ASE:CFS), a leader in professional staffing and consulting to high-tech industries, with current annualized revenues of approximately $475 million.

         Statements contained in this press release which are not historical facts are forward-looking statements. Such forward-looking statements are necessary estimates reflecting the best judgment of the party making such statements based upon current information and involve a number of risks and uncertainties. Forward-looking statements contained in the press release or in other public statements of the parties should be considered in light of those factors. There can be no assurance that such factors or other factors will not reflect the accuracy of such forward-looking statements.




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